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                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, For Use of the Commission Only
[ ] Definitive Proxy Statement      as permitted by Rule 14a-6(e) (2))
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12.


                         ENTERTAINMENT PROPERTIES TRUST
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                 (Name of Registrant as Specified in Its Charter)

                                BRT REALTY TRUST
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee    (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and
         0-11.
(1)      Title of each class of securities to which transaction applies:
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(2)      Aggregate number of securities to which transaction applies:
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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)      Proposed maximum aggregate value of transaction:
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(5)      Total fee paid:
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[ ]      Fee paid previously with preliminary materials:
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[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)                        Amount previously paid:
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(2)      Form, Schedule or Registration Statement No.:
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(3)      Filing Party:
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(4)      Date Filed:
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PRESS RELEASE

BRT CRITICIZES EPR'S CONFLICT OF INTEREST

GREAT NECK, N.Y., March 22, 2001 -- BRT Realty Trust (NYSE:BRT) today sent the following letter to the President of Entertainment Properties Trust (NYSE:EPR) in response to his letter of March 20, 2001:


March 22, 2001

VIA TELECOPIER

David Brain
President
Entertainment Property Trust
30 Pershing Road (Suite 201)
Kansas City, MO  64108

Dear David:

I have reviewed your letter dated March 20, 2001, a copy of which was attached to your press release of the same date. Common courtesy dictates that you would have sent me a copy before you released it. Your attempted grandstanding distracted you from making a proper analysis.

Your mention of Section 8 of the Clayton Act is misplaced. Neither One Liberty Properties nor BRT Realty Trust owns any real property that is used for the showing of motion pictures. I am fully aware of the fiduciary responsibilities required of a corporate director and I will handle myself appropriately. Your accusations show an egregious lack of diligence.

Moreover, your allegations about possible conflicts of interest are absurd, particularly coming from you and your company. Clearly, there are conflict of interest problems with EPR and there have been since the company was organized. The fact that the Chairman of your company, Peter Brown, is also the Chairman of your largest tenant (AMC) is a clear conflict which was disregarded initially when your company was formed and continues to be disregarded by management today. This conflict has been listed as an "investment negative" by analysts who follow EPR and, in our opinion, has had and will continue to have a negative impact on EPR's stock pricing for obvious reasons. I would also point out that the public documents of AMC and EPR state that both are in the business of owning and developing theatres. Have you or Mr. Brown, your Chairman, considered the implications of this continuing collision course?

EPR is a company that cries out for participation in management by major stockholders and you have continuously refused to allow any such representation, making it incumbent on us to solicit proxies to gain representation on your Board.

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Sincerely

BRT REALTY TRUST

By: /s/ Fredric H. Gould
   ---------------------
     Fredric H. Gould
     Chairman


BRT Realty Trust is a mortgage-oriented real estate investment trust.

BRT has not yet filed its definitive proxy statement with the U.S. Securities and Exchange Commission relating to BRT's solicitation of proxies from the shareholders of EPR for use at the EPR 2001 annual meeting. BRT strongly advises the EPR shareholders to read its final definitive proxy statement when it is available because it will contain important information. When completed, the final definitive proxy statement and a form of proxy will be mailed to all EPR shareholders and will be available at no charge on the SEC website at http://www.sec.gov. The preliminary proxy statement, containing information relating to the participants in BRT's proxy solicitation, is currently available at no charge on the SEC's website.

Certain information contained herein is forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg, Senior Vice President 516.466.3100